EXHIBIT 21

                       SUBSIDIARIES OF THE REGISTRANT


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                       SUBSIDIARIES OF THE REGISTRANT

       Subsidiary           Ownership    State of Incorporation
       ----------           ---------    ----------------------

Monadnock Community Bank       100%             Federal


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